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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                           --------------------------

                                    FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

Date of Report (Date of earliest event reported)  December 31, 1996


                       PACIFICAMERICA MONEY CENTER, INC.
             (Exact name of registrant as specified in its charter)


        California                      0-20897              95-4465729
       -----------                      -------              ----------
(State or other jurisdiction of (Commission File Number)    (IRS Employer
    incorporation)                                       Identification No.)



                          Ventura Boulevard, Suite 102
                       Woodland Hills, California  91364
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 992-8999

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Item 2.  Acquisition or Disposition of Assets

SALE OF ASSETS AND STOCK OF SUBSIDIARIES

         Effective as of December 31, 1996, PacificAmerica Money Center, Inc. (the "Company") completed the sale of substantially all of the assets and liabilities of Consolidated Reconveyance Company, a California limited partnership ("CRC") and Lenders Posting and Publishing Company, a California limited partnership ("LPPC"), and all of the outstanding stock of Consolidated Reconveyance Corporation, a Washington corporation ("CRCWA"). The sale was completed pursuant to the terms of an Asset and Stock Purchase and Sale and Assumption of Liabilities Agreement (the "Purchase Agreement"), dated as of December 15, 1996, among the Company, CRC, LPPC, CRCWA and two new entities established for the purpose of the transaction, Consolidated Reconveyance Company, LLC ("New CRC"), Lenders Posting and Publishing Company, LLC ("New LPPC"). New CRC and New LPPC were established and are managed by Kenneth Carmona, who had acted as the Chief Executive Officer of each of CRC, LPPC and CRCWA since their respective inceptions, and was also an Executive Vice President of the Company since its inception. Effective as of the closing of the transaction, Mr. Carmona resigned as an officer, director and employee of the Company and each of its subsidiaries.

         The total purchase price for the assets and stock and goodwill was $1,822,000, subject to increase or decrease in an amount equal to the increase or decrease in the total combined partners' and shareholders' equity of CRC, LPPC and CRCWA, as shown on the audited consolidating balance sheets of PAMM at December 31, 1996, from the total combined partners' and shareholders' equity
of CRC, LPPC and CRCWA at November 30, 1996.   As a result of the transaction,
the Company is writing off approximately $880,000 of the approximately $1,700,000 of goodwill on its books; no other gain or loss will be recognized in connection with the sale.

         The purchase price was paid $450,000 in cash and $1,372,000, subject to adjustment as described above, under the terms of a secured promissory note of New CRC, New LPPC and CRCWA. The note is payable in installments of principal and interest equal to $25,000 per month for two years beginning April 1, 1997, and thereafter in installments of approximately $9,300 per month until March 1, 2012. Mandatory prepayments are also due quarterly on the note equal to specified percentages of the quarterly gross revenues in excess of minimum quarterly amounts of each of New CRC, New LPPC and CRCWA. The note is secured by all of the accounts receivable of New CRC, New LPPC and CRCWA. The purchase price and terms of the sale were established by arms' length negotiation between the Company and the purchasers.

         The Company determined to sell the business of CRC, LPPC and CRCWA as part of its strategy to exit all businesses other than residential mortgage lending for securitization. For further information see the Purchase Agreement filed herewith as Exhibit 10.1.




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COMPLETION OF SALE OF COMMERICAL LOANS

         Also in the fourth quarter of 1996, the Company completed the sale of approximately $18 million in commercial loans to Pacific Crest Investment and Loan. The Company expects to book a net gain (including release of reserve for loan losses) of approximately $1,000,000 in connection with the sale. As announced in November 1996, the sale of these commercial loans was completed in connection with the Company's decision to exit the commercial loan business and devote all of its resources on residential mortgage lending for securitization. For further information see the Mortgage Loan Purchase and Sale Agreement dated as of December 27, 1996, filed herewith as Exhibit 10.2.

SALE OF RESIDENTIAL LOANS ORIGINATED BY PRESIDENTIAL

         On January 16, 1997, the Company sold to California Thrift and Loan, with recourse, approximately $2,440,000 of the loan portfolio originated by Presidential Mortgage Company, the Company's predecessor-in-interest, at a discount of approximately $44,000 from the net book value of the loans, less reserves and participations previously sold to the purchaser. Substantially all of the loans were originated prior to 1994, and were not compatible with the Company's current lending business. The Company used a portion of the proceeds of the sale to make the final $745,000 payment on the bank loan from Fleet Bank, and intends to use the balance of the proceeds to provide additional funds for its residential mortgage lending and securitization business. The Company will continue to service the loans for the purchaser, and has guaranteed the purchaser of the loans against any loss due to a deficiency in the value of the secured property acquired in foreclosure, a loss caused by a senior lien holder taking title to the secured property or a loss after the purchaser determines that legal title to the secured property cannot be acquired, as well as for losses due to environmental claims and litigation claims or a default by the Company with respect to certain other customary representations and warranties. For further information see the Guaranteed Loan Sale and Servicing Agreement dated as of January 14, 1997, filed herewith as Exhibit 10.3.


Item 7.  Financial Statements and Exhibits

         (c)     Exhibits.

10.1 Asset and Stock Purchase and Sale and Assumption of Liabilities Agreement, Secured Promissory Note and Security Agreement, all dated as of December 15, 1996, among the Company, CRC, LPPC, CRCWA, Consolidated Reconveyance Company, LLC ("New CRC") and Lenders Posting and Publishing Company, LLC ("New LPPC").

10.2 Mortgage Loan Purchase and Sale Agreement dated as of December 27, 1996, by and between the Company and Pacific Crest Investment and Loan.





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10.3     Guaranteed Loan Sale and Servicing Agreement dated as of January 14,
         1997, by and among PacificAmerica Lending, Inc., the Company, Pacific Thrift and Loan Company and California Thrift & Loan, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 21, 1997                   PACIFICAMERICA MONEY CENTER, INC.



                                           By: /s/ Joel R. Schultz
                                              ----------------------------------
                                           President and Chief Executive Officer
















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                                 EXHIBIT INDEX

                                                                             SEQUENTIALLY
EXHIBIT                                                                      NUMBERED
NUMBER            DESCRIPTION                                                PAGE
-------           -----------                                                ----------
10.1     Asset and Stock Purchase and Sale and Assumption of Liabilities
         Agreement (the "Purchase Agreement"), Secured Promissory Note and
         Security Agreement, all dated as of December 15, 1996, among the
         Company, CRC, LPPC, CRCWA, Consolidated Reconveyance Company, LLC
         ("New CRC") and Lenders Posting and Publishing Company, LLC ("New
         LPPC") ...........................................................

10.2     Mortgage Loan Purchase and Sale Agreement dated as of December 27,
         1996, between the Company and Pacific Crest Investment and Loan...

10.3     Guaranteed Loan Sale and Servicing Agreement dated as of January 14,
         1997, by and among PacificAmerica Lending, Inc., the Company, Pacific
         Thrift and Loan Company and California Thrift & Loan, Inc.........